EXHIBIT 5

                       [Letterhead of The Otto Law Group]


                                  June 28, 2005


Reality Wireless Networks, Inc.
4906 Point Fosdick Dr., Suite 102
Gig Harbor, WA 98335


      Re: Registration of Common Stock of Reality Wireless Networks, Inc., a Nevada corporation ("Reality").

Ladies and Gentlemen:

      For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 112,300,000 shares of common stock of Reality in connection with that Consulting Services Agreement, as amended, between Reality and Terry Byrne of Bartholomew International Investments Limited, Inc., that Consulting Services Agreement, as amended, between Reality and Bradford van Siclen, that Consulting Services Agreement, as amended, between Reality and Seth Elliot, that Consulting Services Agreement between Reality and Arthur Feldman, that Consulting Services Agreement between Reality and Keith McNally, that Consulting Services Agreement between Reality and Joe Artusa, that Consulting Services Agreement between Reality and Don Gross, that Consulting Services Agreement between Reality and Timothy Fostik, and that the Engagement Agreement between Reality and The Otto Law Group, PLLC (collectively, the "Agreements"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Reality's common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                        Very truly yours,

                                        THE OTTO LAW GROUP, PLLC

                                        /s/ The Otto Law Group, PLLC
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